EXHIBIT 10.7
                              EMPLOYMENT AGREEMENT

      This Employment Agreement dated as of April 15, 1996 (this "AGREEMENT") is entered into by and between American Residential Services, Inc., a Delaware corporation (the "CORPORATION"), and Michael Mamaux (the "EMPLOYEE").

      1. EMPLOYMENT. Subject to section 4(a) hereof, the Corporation hereby employs the Employee and the Employee hereby accepts employment with the Corporation upon the terms and subject to the conditions set forth herein.

      2.  DUTIES AND RESPONSIBILITIES.

           Subject to the power of the board of directors of the Corporation to manage the business and affairs of the Corporation and to elect and remove officers, the Employee shall serve the Corporation as Controller of the Corporation and shall perform the services and functions relating to such office or otherwise reasonably incident to such office. The Employee shall report directly to the chief executive officer of the Corporation, or such other officer of the Corporation as the board of directors of the Corporation may determine.

      3.  COMPENSATION AND OTHER EMPLOYEE BENEFITS.

           As compensation for his services under the terms of this Agreement:

           (a) Subject to section 4(a) hereof, the Employee shall be paid an annual salary of $70,000, payable in accordance with the then-current payroll policies of the Corporation (such annual salary is herein referred to as the "BASE Salary"); the Base Salary shall be subject to increase (but not decrease) at the discretion of the Corporation; provided however, that such annual salary shall increase to $80,000 upon the Company's closing of an underwritten public offering of its common stock (the "IPO") from and after the date of such closing; and

           (b) subject to the right of the Corporation to amend or terminate any employee and/or group or senior executive benefit, bonus and/or stock option plan, the Employee shall be entitled to receive the following employee benefits:

           (1) the Employee shall have the right to participate in such medical and dental plans as are adopted by the Corporation, as well as any or future employee and/or group benefit plans of the Corporation that are available to its exempt salaried employees generally (including, without limitation, disability, accident, medical, life insurance and hospitalization plans which are normal and customary);

           (2) the Employee shall have the right to participate, at levels determined by the board of directors (or the compensation committee thereof), in such executive benefit, bonus and/or stock option plans of the Corporation as shall be determined by the board of directors (or the compensation committee thereof); and

           (3) the Employee shall be entitled to reimbursement from the Corporation for reasonable out-of-pocket expenses incurred by him in the course of the performance of his duties hereunder.

      4.  TERM.

           (a) This Agreement shall become effective only in the event that the Company completes an IPO. Neither the Company nor the Employee shall have any rights or obligations under this Agreement unless the IPO shall be completed. Prior to the closing date of the IPO, this Agreement may be terminated without liability or cost by either party upon written notice to the other party.

           (b) The term of the Employee's employment under this Agreement shall be for a continually renewing term of one (1) year commencing on the date of the closing of the IPO without any further action by either the Corporation or the Employee, it being the intention of the parties that there shall be continuously a term of one (1) year duration of the Employee's employment under the Agreement until an event has occurred as described in, or one of the parties shall have made an appropriate election pursuant to, the provisions of Section 6 of this Agreement. Such one-year term is referred to herein as the "EMPLOYMENT TERM".

           (c) The term of this Agreement may be extended for additional periods by mutual consent of the Employee and the Corporation.

      5.  COMPETITION AND CONFIDENTIALITY.

           (a) If, during the Employment Term (or any extension thereof), the employment of the Employee is terminated pursuant to Section 6(a) or
      Section 6(e), or if the Employee voluntarily terminates his employment pursuant to Section 6(d), or if this Agreement expires pursuant to its terms, then for two years from the date of such termination or expiration, the Employee shall not (i) accept employment with or render service to, within Harris County, Texas, any person, firm or corporation that is engaged in a business directly competitive with the plumbing, heating, air conditioning or electrical business, (ii) directly or indirectly own manage, operate, finance or control or participate in the ownership, management, operation or control of, or be connected as a principal, agent, representative, consultant, advisor, investor, owner, partner, financier, manager or joint venturer with, or permit his name to be used by or in connection with, any business or enterprise engaged anywhere in Harris County, Texas in the plumbing, heating, air conditioning or electrical business (provided, however, that the Employee may invest as an investor in the voting securities of any person that is a reporting company under the Securities Exchange Act of 1934, as amended, so long as
      (A) the aggregate amount of such securities that the Employee owns directly or indirectly is less than five percent of the total outstanding voting securities of such person and (B) the Employee has no other affiliation with such person), or (iii) solicit the employment of any person who, within six months before or after the date of the Employee's termination, is employed by the Corporation on a full or part-time basis. For the purposes of this Section 5, the Corporation shall be deemed to include all of the subsidiaries of the Corporation.

           (b) It is the desire and intent of each of the parties that the provisions of Section 5(a) shall be enforced to the fullest extent permissible under the laws and public policies applied in the State of Texas. Accordingly, if any particular portion of Section 5(a) shall be adjudicated to be invalid or unenforceable, Section 5(a) shall be deemed amended to (i) reform the particular portion to provide for such maximum restrictions as will be valid and enforceable, or if that is not possible, then (ii) delete therefrom the portion thus adjudicated to be invalid or unenforceable. Section 5(a) shall inure to the benefit of any successor to the Corporation.

           (c) During the Employment Term and for a period of two years after termination of the Employment Term, the Employee will not divulge or appropriate to his own use or to the use of others any secret or confidential information pertaining to the business of the Corporation obtained by the Employee in his capacity as an employee of the Corporation. For purposes of this Agreement, the term secret and confidential information does not include any information that is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by the Employee).

           (d) The Employee acknowledges that Sections 5(a) and (c) are expressly for the benefit of the Corporation, that the Corporation would be irreparably injured by a violation of Section 5(a) or (c), and that the Corporation would have no adequate remedy at law in the event of such violation. Therefore, the Employee acknowledges and agrees that injunctive relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies to enforce compliance by the Corporation with Sections 5(a) and
      (c).

      6.  TERMINATION OF EMPLOYMENT.

           (a) FOR DUE CAUSE. Nothing herein shall prevent the Corporation from terminating, without prior notice, the Employee for "Due Cause" (as hereinafter defined), in which event the Employee shall be entitled to receive his Base Salary on a pro rata basis to the date of termination. In the event of such termination for Due Cause, all other rights and benefits the Employee may have under the employee and/or group or senior executive benefit, bonus and/or stock option plans and programs of the Corporation, generally, shall be determined in accordance with the terms and conditions of such plans and programs. The term "DUE CAUSE" shall mean (i) the Employee has committed a willful serious act, such as fraud, embezzlement or theft, against the Corporation intending to enrich himself at the expense of the Corporation, (ii) the Employee has been convicted of a felony, (iii) the Employee has engaged in conduct which has caused demonstrable and serious injury, monetary or otherwise, to the Corporation, (iv) the Employee, in carrying out his duties hereunder, has been guilty of willful gross neglect or willful gross misconduct, (v) the Employee has refused to carry out his duties in gross dereliction of duty and, after receiving written notice to such effect from the Corporation, the Employee fails to cure the existing problem within five days, or (vi) the Employee has materially breached this Agreement and has not remedied such breach within five days after receipt of written notice from the Corporation that a breach of this Agreement has occurred.

           (b) DUE TO DEATH. In the event of the death of the Employee, this Agreement shall terminate on the date of death and the estate of the Employee shall be entitled to the Employee's Base Salary through the end of the month in which he died. In the event of such termination due to death, all other rights and benefits the Employee (or his estate) may have under the employee and/or group or senior executive benefit, bonus and/or stock option plans and programs of the Corporation, generally, shall be determined in accordance with the terms and conditions of such plans and programs.

           (c) DISABILITY. In the event the Employee suffers a "Disability" (as hereinafter defined), this Agreement shall terminate on the date on which the Disability occurs and the Employee shall be entitled to his Base Salary through the end of the month in which his employment is terminated due to the Disability. In the event of such termination due to Disability, all other rights and benefits the Employee may have under the employee and/or group or senior executive benefit, bonus and/or stock option plans and programs of the Corporation, generally, shall be determined in accordance with the terms and conditions of such plans and programs. For purposes of this Agreement, "DISABILITY" shall mean the inability or incapacity (by reason of a medically determinable physical or mental impairment) of the Employee to perform the duties and responsibilities related to the job or position with the Corporation described in Section 2 for a period that can be reasonably expected to last more than 180 days. Such inability or incapacity shall be documented to the reasonable satisfaction of the Corporation by appropriate correspondence from registered physicians reasonably satisfactory to the Corporation.

           (d) VOLUNTARY TERMINATION. The Employee may voluntarily terminate his employment under this Agreement at any time by providing at least 21 days' prior written notice to the Corporation. In such event, the Employee shall be entitled to receive his Base Salary until the date his employment terminates and all other benefits the Employee may have under the employee and/or group or senior executive benefit, bonus and/or stock option plans and programs of the Corporation, generally, shall be determined in accordance with the terms and conditions of such plans and programs.

           (e) CONSTRUCTIVE TERMINATION.

           (i) If the Corporation (i) terminates the employment of the Employee other than for Due Cause or because of a Disability, (ii) demotes the Employee to a lesser position than as provided in Section 2, (iii) decreases the Employee's Base Salary below the level provided for by the terms of Section 3(a), or (iv) requires the Employee to move his principal residence from the Houston, Texas area, then such action by the Corporation, unless consented to in writing by the Employee, shall be deemed to be a constructive termination by the Corporation of the Employee's employment ("CONSTRUCTIVE TERMINATION").

           (ii) In the event of a Constructive Termination, the Employee shall be entitled to receive, from the date of Constructive Termination, his Base Salary (as provided in Section 3(a)) for a period equal to one year, payable in accordance with the then-current payroll policies of the Corporation. In the event of such Constructive Termination, all other rights and benefits the Employee may have under the employee and/or group or senior executive benefit, bonus and/or stock option plans and programs of the Corporation, generally, shall be determined in accordance with the terms and conditions of such plans and programs.

           (iii) In the event of the death or Disability of the Employee following Constructive Termination, the amounts set forth in Section 6(e)(ii) shall continue to be owing and shall be paid to the estate of the Employee or the Employee, as applicable.

      7. NOTICES. All notices, requests, demands and other communications given under or by reason of this Agreement shall be in writing and shall be deemed given when delivered in person or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a party may specify by notice pursuant to this provision):

           (a) If to the Corporation:

                American Residential Services, Inc.
                5850 San Felipe, Suite 500
                Houston, Texas 77057
                Attn:Chief Executive Officer

           (b) If to the Employee:

                Michael Mamaux
                3330 Kings Mountain Drive
                Kingswood, Texas 77345

      8. CONTROLLING LAW. The execution, validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Texas.

      9. ADDITIONAL INSTRUMENTS. The Employee and the Corporation shall execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

      10. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement contains the entire agreement of the Employee and the Corporation relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the Employee and the Corporation with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      11. SEPARABILITY. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the Employee and the Corporation shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

      12. ASSIGNMENTS. The Corporation may assign this Agreement to any person or entity succeeding to all or substantially all of the business interests of the Corporation by merger or otherwise. The rights and obligations of the Employee under this Agreement are personal to him, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer, except as otherwise contemplated hereby.

      13. EFFECT OF AGREEMENT. Subject to the provisions of Section 12 with respect to assignments, this Agreement shall be binding upon the Employee and his heirs, executors, administrators, legal representatives and assigns and upon the Corporation and its respective successors and assigns, except as otherwise contemplated hereby.

      14. EXECUTION. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one and the same instrument.

      15. WAIVER OF BREACH. The waiver by either party to this Agreement of a breach of any provision of the Agreement by the other party shall not operate or be construed as a waiver by such party of any subsequent breach by such other party.

      IN WITNESS WHEREOF, the Employee and the Corporation have executed this Agreement effective as of the date first above written.

AMERICAN RESIDENTIAL SERVICES, INC.           MICHAEL MAMAUX

/s/ C. Clifford Wright, Jr.                   Michael Mamaux
    Chief Executive Officer